Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d) Of

The Securities Exchange Act of 1934

Date of Earliest Report Event:  February 16, 2012

Spine Pain Management, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-27407	98-0187705
(State Or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5225 Katy Freeway

Suite 600

Houston, Texas   77007

(Address of principal executive office) (Postal Code)

(713) 521-4220

(Registrant’s telephone number)

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 16, 2012, we entered into a new employment agreement with William F. Donovan, M.D., our President and Chief Executive Officer. This agreement terminates and supersedes the previous employment agreement that we entered into with Dr. Donovan on or about May 17, 2010, which was to expire on in May 2012 unless earlier terminated. The new employment agreement has a term that ends on March 31, 2012 and provides that we will pay Dr. Donovan a base salary of $96,000. The agreement also provides that we will transfer to Dr. Donovan 250,000 restricted shares of common stock on April 1, 2012, and thereafter, provided he is still employed with us, we will transfer to him 250,000 restricted shares of common stock on July 1, 2012, October 1, 2012 and January 1, 2013.

We are filing herewith as “Exhibit 10.1” a copy of the new employment agreement with Dr. Donovan.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

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Exhibit No.	Description

10.1	Employment Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPINE PAIN MANAGEMENT, INC.

/s/ William Donovan, M.D.
By: William Donovan, M.D.
Date: February 16, 2012	Chief Executive Officer

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